UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania	19103
199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On April 16, 2014, Chemtura Corporation (“Chemtura” or the “Company”) entered into a Stock and Asset Purchase Agreement (“SAPA”) with Platform Specialty Products Corporation (“Platform”), a Delaware corporation. As provided in the SAPA, Chemtura has agreed to sell its agrochemicals business, Chemtura AgroSolutions, to Platform in exchange for $950 million in cash, 2,000,000 shares of common stock of Platform and the assumption of certain liabilities by Platform. The transaction is subject to customary purchase price adjustments, closing conditions and regulatory approvals and is expected to close in the second half of 2014.

The foregoing description of the SAPA does not purport to be complete and is qualified in its entirety by reference to the SAPA, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

On April 17, 2014, Chemtura issued a press release announcing, among other things, the execution of the SAPA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Chemtura Corporation and Platform Specialty Products Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock and Asset Purchase Agreement have been omitted and Chemtura agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request).

99.1	Press Release issued by Chemtura Corporation, dated April 17, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date:        April 17, 2014

Exhibit Index

Exhibit Number	Exhibit Description

2.1	Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Chemtura Corporation and Platform Specialty Products Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock Purchase Agreement have been omitted and Chemtura agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request).

99.1	Press Release issued by Chemtura Corporation, dated April 17, 2014.